Exhibit 3.2

FAIRPOINT COMMUNICATIONS, INC.

SECOND AMENDED AND RESTATED BY-LAWS

As adopted on January 24, 2011

ARTICLE I

STOCKHOLDERS

SECTION 1.1                                                  Annual Meetings.  The annual meeting of the stockholders of the Corporation shall be held on such date, and at such time and place within or without the State of Delaware, as may be designated from time to time by resolution of the Board of Directors.  Only such business as is properly designated by resolution of the Board of Directors or otherwise brought before such meeting in accordance with the Corporation’s Certificate of Incorporation from time to time in effect (the “Certificate of Incorporation”) and these By-laws may be transacted at the annual meeting.

SECTION 1.2                                                  Special Meetings.  Special meetings of stockholders of the Corporation may be called only by (a) the Chairman of the Corporation; (b) the Lead Director, if any, of the Board of Directors; (c) the Board of Directors; or (d) the Secretary of the Corporation upon a request by the holders of at least 25% in voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting.  Special meetings may not be called by any other person or persons.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.  Such special meetings of the stockholders shall be held at such places, within or without the State of Delaware, as shall be specified in the respective notices or waivers of notice thereof.  The purpose or purposes of the proposed meeting shall be included in the notice setting forth such call.

SECTION 1.3                                                  Notice of Meetings.  The Secretary or any Assistant Secretary shall cause written printed or electronic notice of the place, if any, date and hour of each meeting of the stockholders and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given in the manner set forth in the next paragraph (which shall include such business as shall be specified in a request for meeting pursuant to Section 1.2(d)).  Unless otherwise provided by law, the Certificate of Incorporation or these By-laws, the notice of any meeting shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. If a stockholder meeting is to be held via electronic communications and stockholders will take action at such meeting, the notice of such meeting must provide the information required to access the stockholder list.

Notices are deemed given (i) if by mail, when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholders’ address as it appears on the record of stockholders of the Corporation, or, if such stockholder shall have filed with the Secretary of the Corporation a written request that notices to such stockholder be mailed to some other address, then directed to such stockholder at such other address; (ii) if by facsimile, when faxed to a number where the stockholder has consented to receive notice; (iii) if by electronic mail, when mailed electronically to an electronic mail address at which the stockholder has consented to receive such notice; (iv) if by posting on an electronic network (such as a website or chatroom) together with a separate notice to the stockholder of such specific posting, upon the later to occur of (A) such posting or (B) the giving of the separate notice of such posting; or (v) if by any other form of electronic communication, when directed to the stockholder in the manner consented to by the stockholder.

For notice given by electronic transmission to a stockholder to be effective, such stockholder must consent to the Corporation’s giving notice by that particular form of electronic transmission. A stockholder may revoke consent to receive notice by electronic transmission by written notice to the Corporation. A stockholder’s consent to notice by electronic transmission is automatically revoked if the Corporation is unable to deliver two consecutive electronic transmission notices and such inability becomes known to the Secretary, Assistant Secretary, the transfer agent or other person responsible for giving notice.

A written waiver of any notice of any annual or special meeting signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, shall be deemed equivalent to notice, whether provided before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a waiver of notice. The attendance of any stockholder at a meeting of stockholders, whether in person or by proxy, shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Except for meetings validly called under Section 1.2(d), (i) any previously scheduled meeting of the stockholders may be postponed, and (ii) (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

SECTION 1.4                                                  Organization; Procedure.  (a)  The Chairman or, in the Chairman’s absence, the Lead Director, if any, or in the Lead Director’s absence, at the Chairman’s direction, any  member of the Nominating and Governance Committee of the Board of Directors shall call all meetings of the stockholders to order and shall act as chairman of such meeting. The Secretary of the Corporation or, in such officer’s absence, an Assistant Secretary shall act as secretary of the meeting. If neither the Secretary nor an Assistant Secretary is present, the person presiding over such meeting shall appoint a secretary of the meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may, to the extent not prohibited by law, include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. To the extent not prohibited by law, the presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(b)                                 Without limiting the provisions of Section 1.4(a), any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken and in a press release issued in the Corporation’s customary manner (with a copy posted on the Corporation’s website).  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting.

SECTION 1.5                                                  Quorum.  Except as otherwise provided by law, by the Certificate of Incorporation or these By-Laws, the holders of one-third in voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except that the holders of a majority in voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be required to constitute a quorum for (a) a vote for any director in a contested election; (b) the removal of a director; or (c) the filling of a vacancy on the Board of Directors if the filling of such vacancy is submitted to a vote of the stockholders. If a quorum is not present at any meeting of the stockholders, the person presiding over such meeting shall have the power to adjourn any such meeting from time to time in the manner provided in Section 1.4(a) and/or Section 1.4(b) until a quorum is present.

SECTION 1.6                                                  Record Date.

(a)                                  In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than 60 nor less than ten days before the date of such meeting.  If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination, which shall be no less than ten days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)                                 In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than 60 days prior to such other action.  If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 1.7                                                  Stockholder Lists.  The officer who has charge of the stock ledger shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal place of business of the Corporation.  If the meeting is not being held solely by means of remote communication, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.  Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.7 or to vote in person or by proxy at any meeting of stockholders.

SECTION 1.8                                                  Proxies.  At all meetings of stockholders, any stockholder entitled to vote thereat shall be entitled to vote in person or by proxy, but no proxy shall be voted or acted upon after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy pursuant to the General Corporation Law of the State of Delaware (hereinafter the “DGCL”), the following shall constitute a valid means by which a stockholder may grant such authority: (a) a stockholder may execute a written instrument authorizing another person or persons to act for such stockholder as proxy, and execution of the written instrument may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee, trustee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; or (b) a stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors, or if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the preceding paragraph of this Section 1.8 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Proxies shall be filed with the Secretary of the meeting prior to or at the commencement of the meeting to which they relate. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary.

SECTION 1.9                                                  Voting.  Except as otherwise provided by law or the Certificate of Incorporation, each stockholder entitled to vote at a meeting of stockholders shall be entitled to one vote for each share of capital stock held by such stockholder which has voting power upon the matter in question.  At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect.  All other questions presented to the stockholders at a meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority in voting power of the capital stock present in person or represented by proxy and entitled to vote on the matter, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation, these By-Laws or the rules or regulations of any stock exchange applicable to the Corporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

SECTION 1.10                                            Voting by Ballot.  No vote of the stockholders need be taken by written ballot, or by a ballot submitted by electronic transmission, or conducted by inspectors of elections, unless otherwise required by law. Any vote not required to be taken by ballot or by ballot submitted by electronic transmission may be conducted in any manner approved by the presiding officer at the meeting at which such vote is taken.

SECTION 1.11                                            Inspector of Elections.  The Board of Directors shall in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (a) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share; (b) determine the shares of  capital stock of the Corporation represented at the meeting and the validity of proxies and ballots; (c) specify the information relied upon to determine the validity of electronic transmissions in accordance with Section 1.8 hereof; (d) count all votes and ballots; (e) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (f) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. No person who is a candidate for an office at an election may serve as an inspector at such election.

When determining the shares of capital stock represented and the validity of proxies and ballots, the inspector may consider such information as is permitted by applicable law.  No person who is a candidate for an office at an election may serve as an inspector at such election.

SECTION 1.12                                            Notice of Stockholder Business and Nominations.

(a)                                  Annual Meetings of Stockholders.

Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only:

(i)             pursuant to the Corporation’s notice of meeting (or any supplement thereto);

(ii)          by or at the direction of the Board of Directors or any committee thereof; or

(iii)       by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.12 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.12.

(b)                                 Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (which shall include such business as shall be specified in a request for meeting pursuant to Section 1.2(d)).  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or any committee thereof or (ii) provided that (x) the Corporation’s notice of meeting indicates that election of directors is a purpose of such meeting or (y) the Board of Directors has otherwise determined that directors shall be elected at such meeting, or in the event specified in a request for meeting pursuant to Section 1.2(d), by any stockholder of the Corporation who is a stockholder of record at the time the notice required by Section 1.12(c)(i) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice requirements set forth in Section 1.12(c)(i).

(c)                                  Stockholder’s Notice.  For any nominations or other business to be properly brought before an annual meeting or special meeting by a stockholder pursuant to Section 1.12(a)(iii) or Section 1.12(b)(ii), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action.

(i)             Timing of Stockholder’s Notice.

(A)                  For a stockholder’s notice with respect to an annual meeting to be timely, it must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation).  For purposes of this paragraph A, the 2010 annual meeting of stockholders shall be deemed to have been held on June 30, 2010.  Notwithstanding anything in the previous sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased effective at the annual meeting and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.12 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(B)                    For a stockholder’s notice with respect to a special meeting of stockholders called by the Corporation for the purpose of electing one or more directors to the Board of Directors to be timely (including any meeting called pursuant to Section 1.2(d)), any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 1.12(b)(ii) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made or notice is given of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(C)                    In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(D)                   In addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and, if later and more than five days after the record date, as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than five business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made at least ten business days prior to the meeting or any adjournment or postponement thereof; provided that (x) if there are fewer than ten days but more than two days between the date of any meeting and the date of any adjourned or postponed meeting, such update and supplement shall be required to be made not later than the day prior to the adjourned or postponed meeting and (y) if there are only one or two days between the date of any meeting and the date of any adjourned or postponed meeting, such update and supplement shall be required to be made at the adjourned or postponed meeting.

(ii)          Content of Stockholder’s Notice.  The stockholder’s notice shall set forth:

(A)                  as to each person whom the stockholder proposes to nominate for election as a director (x) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, (y) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant and (z) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

(B)                    as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made (including a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder); and

(C)                    as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (3) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (4) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the Corporation, (5) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (6) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination and (7) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii)       Other Information.  The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation, including, but not limited to, requiring proposed nominees to respond to a questionnaire providing information about the candidate’s background and qualifications, to represent that he or she has no agreements with any third party as to voting or compensation in connection with his or her service as a director, and to agree to abide by applicable confidentiality, governance, conflicts, stock ownership and trading policies of the Corporation.  The foregoing notice requirements of this Section 1.12(c) shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(d)                                 General.

(i)             Only such persons who are nominated in accordance with the procedures set forth in this Section 1.12 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.12.  Except as otherwise provided by law, the person presiding over the meeting shall have the power and duty:

(A)                  to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.12 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (6) of Section 1.12(c)(ii)(C) hereof); and

(B)                    if any proposed nomination or business was not made or proposed in compliance with this Section 1.12, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 1.12, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 1.12, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(ii)          For purposes of this Section 1.12, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii)       Notwithstanding the foregoing provisions of this Section 1.12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.12; provided, however, that any references in these By-laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.12 (including Section 1.12(a)(iii) and Section 1.12(b) hereof), and compliance with Section 1.12(a)(iii) and Section 1.12(b) shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the last sentence of Section 1.12(c)(iii), matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time).  Nothing in this Section 1.12 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

SECTION 1.13                                            Opening and Closing of Polls.  The date and time for the opening and the closing of the polls for the matters to be voted upon at a stockholder meeting shall be announced at the meeting. The inspector of the election shall be prohibited from accepting any ballots, proxies or votes or any revocations thereof or changes thereto after the closing of the polls, unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise.

SECTION 1.14                                            Confidential Voting.

(a)                                  Proxies and ballots that identify the votes of specific stockholders shall be kept in confidence by the inspectors of election unless:  (i) there is an opposing solicitation with respect to the election or removal of directors; (ii) disclosure is required by applicable law; (iii) a stockholder expressly requests or otherwise authorizes disclosure in relation to such stockholder’s vote; or (iv) the Corporation concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes.

(b)                                 The inspectors of election and any authorized agents or other persons engaged in the receipt, count and tabulation of proxies and ballots shall be advised of this Section 1.14 and instructed to comply herewith.

(c)                                  The inspectors of election shall certify, to the best of their knowledge based on due inquiry, that proxies and ballots have been kept in confidence as required by this Section 1.14.

SECTION 1.15                                            No Stockholder Action by Written Consent.  Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied.

ARTICLE II

BOARD OF DIRECTORS

SECTION 2.1                                                  General Powers.  Except as may otherwise be provided by law, by the Certificate of Incorporation or by these By-Laws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all the powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

SECTION 2.2                                                  Number of Directors.

(a)                                  Subject to the provisions of Section 2.3 with respect to the Initial Board and Section 9.1(a), the Board of Directors of the Corporation shall consist of such number of directors as shall from time to time be fixed exclusively by resolution of the Board of Directors adopted by a majority of the entire Board of Directors.

(b)                                 The Board of Directors shall at no time consist of fewer than five directors nor more than eleven directors. Directors shall be elected by stockholders by a plurality of the votes cast by holders of shares of the Corporation’s capital stock present in person or represented by proxy and entitled to vote thereon.

SECTION 2.3                                                  Initial Board; Election of Directors.  Subject to the DGCL, the Initial Board of Directors (as defined in the Certificate of Incorporation) shall hold office until the first annual meeting of stockholders to be held following the one-year anniversary of the effective date of the Corporation’s Joint Plan of Reorganization (as defined in the Certificate of Incorporation) and until his or her successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal.  Except as otherwise provided in the Certificate of Incorporation with respect to the Initial Board of Directors, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until their respective successors shall have been duly elected and qualified or until their earlier death, resignation and removal.

SECTION 2.4                                                  Additional Directorships.  Unless otherwise provided by law, in the Certificate of Incorporation or in these By-laws, newly created directorships or vacancies on the Board of Directors occurring for any reason may be filled only by a majority vote of the directors then in office, regardless of whether such directors fulfill quorum requirements, or by a sole remaining director, or by stockholders at a meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting or otherwise in accordance with Section 1.12(b).

SECTION 2.5                                                  Annual and Regular Meetings.  The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as practicable following adjournment of the annual meeting of the stockholders. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings. Notice of regular meetings which have been scheduled in advance and recorded in the Corporation’s minute books or otherwise notified in advance to all directors need not be given; provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, to each director who shall not have been present at the meeting at which such action was taken, addressed or transmitted to him or her at his or her usual place of business, or shall be delivered or transmitted to him or her personally. Notice of such action need not be given to any director who attends the first regular meeting after such action is taken without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any director who submits a signed waiver of notice, whether before or after such meeting.

SECTION 2.6                                                  Special Meetings; Notice.  Special meetings of the Board of Directors shall be held whenever called by the Chairman, any director (including the Lead Director, if any) or the Chief Executive Officer at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on 24 hours’ notice, if notice is given to each director personally or by telephone, including a voice messaging system, or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, or on five calendar days’ notice, if notice is mailed to each director, addressed or transmitted to him or her at such director’s usual place of business or other designated location. Notice of any special meeting shall be deemed to have been waived by any director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need to be specified in the notice of such meeting, except for amendments to these By-Laws, as provided under Section 9.1.

SECTION 2.7                                                  Quorum; Voting.  At all meetings of the Board of Directors, the presence of a majority of the directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.  The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

SECTION 2.8                                                  Adjournment.  A majority of the directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. Notice of any adjourned meeting shall be given to each director in accordance with Section 2.6 of these By-Laws except that such notice may be given less than 24 hours before the time of the adjourned meeting, unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.6 of these By-Laws (including the 24-hour notice period) shall be given to each director.

SECTION 2.9                                                  Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors.

SECTION 2.10                                            Regulations; Manner of Acting.  To the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate.

SECTION 2.11                                            Action by Telephonic Communications.  Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

SECTION 2.12                                            Resignations.  Any director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such director, to the Chairman, the Lead Director, if any, or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

SECTION 2.13                                            Removal of Directors.  Any director may be removed at any time, with or without cause, upon the affirmative vote of the holders of a majority of the combined voting power of the then outstanding capital stock of the Corporation entitled to vote generally in the election of directors, provided, that at any time prior to the first annual meeting of stockholders held following the one-year anniversary of the effective date of the Joint Plan of Reorganization (as defined in the Certificate of Incorporation), a director may be removed, without cause, only on the affirmative vote of the holders of two-thirds of the combined voting power of the then outstanding capital stock of the Corporation entitled to vote generally in the election of directors.

SECTION 2.14                                            Compensation.  The amount, if any, which each director shall be entitled to receive as compensation for his or her services as such shall be fixed from time to time by resolution of the Board of Directors.

SECTION 2.15                                            Reliance on Accounts and Reports, etc.  A director, or a member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees designated by the Board of Directors, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

SECTION 2.16                                            Lead Director.  When the Chairman is also the Chief Executive Officer of the Corporation or is a director who does not otherwise qualify as an “independent director” under the rules of the New York Stock Exchange and, if applicable, the Corporation’s Corporate Governance Guidelines, a “Lead Director” shall be elected by majority vote of the independent directors at the first meeting of the Board of Directors following the annual meeting of stockholders.  The Lead Director shall have such duties and/or authority as shall be set forth in the Corporation’s Corporate Governance Guidelines and as may be assigned from time to time by the Board of Directors.

ARTICLE III

BOARD COMMITTEES

SECTION 3.1                                                  Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.  Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

SECTION 3.2                                                  Committee Rules.  Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business.  In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these By-laws.

SECTION 3.3                                                  Quorum and Manner of Acting.  Except as may be otherwise provided in the resolution creating such Committee, at all meetings of any Committee the presence of members (or alternate members) constituting a majority of the total membership of such Committee shall constitute a quorum for the transaction of business.  The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such Committee.  Any action required or permitted to be taken at any meeting of any such Committee may be taken without a meeting, if all members of such Committee shall consent to such action in writing or by electronic transmission, and such writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Committee.  The members of any such Committee shall act only as a Committee, and the individual members of such Committee shall have no power as such.

SECTION 3.4                                                  Action by Telephonic Communications.  Members of any Committee designated by the Board of Directors may participate in a meeting of such Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

ARTICLE IV

OFFICERS

SECTION 4.1                                                  Number.  The officers of the Corporation shall be elected by the Board of Directors and may consist of a Chairman, a Chief Executive Officer, a Chief Operating Officer, a President, one or more Vice Presidents, a Chief Financial Officer, a Secretary, a Treasurer and a General Counsel. The Board of Directors may appoint such other officers as it may deem appropriate; provided that officers of the rank of Vice President and below may be appointed by the Compensation Committee of the Board of Directors. Such other officers shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors or Compensation Committee, as applicable  or by the Chief Executive Officer (as to officers of the rank of Vice President and below, if so authorized by the Compensation Committee). Any number of offices may be held by the same person. No officer, other than the Chairman, need be a director of the Corporation.

SECTION 4.2                                                  Election.  Unless otherwise determined by the Board of Directors, the officers of the Corporation shall be elected by the Board of Directors.   Each officer shall hold office for such term as may be prescribed by the Board of Directors (or Compensation Committee, as applicable) and until such person’s successor shall have been duly chosen and qualified, or until such person’s earlier death, disqualification, resignation or removal.

SECTION 4.3                                                  Powers.  Each of the officers of the Corporation elected or appointed by the Board of Directors or the Compensation Committee in accordance with these By-Laws shall have the powers and duties prescribed by law, by these By-Laws or by the Board of Directors (or the Compensation Committee, as applicable) and, unless otherwise prescribed by these By-Laws or by the Board of Directors, the Compensation Committee or the Chief Executive Officer, as applicable, shall have such further powers and duties as ordinarily pertain to that office.

SECTION 4.4                                                  Salaries.  The salaries of all executive officers (as determined by the Board of Directors) of the Corporation shall be fixed by the Board of Directors or as determined by the Compensation Committee of the Board of Directors and the salaries of all non-executive officers shall be fixed by the Board of Directors or as determined by the Compensation Committee of the Board of Directors, either directly or by delegation.

SECTION 4.5                                                  Removal and Resignation; Vacancies.  Any officer may be removed for or without cause at any time by the Board of Directors. Any officer may resign at any time by delivering notice of resignation, either in writing signed by such officer or by electronic transmission, to the Board of Directors or the Chief Executive Officer. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors.  Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contract with the resigning officer.

SECTION 4.6                                                  The Chairman.  The Board of Directors may elect from among the members of the Board of Directors a Chairman, who shall be a U.S. citizen. Subject to the direction of the Board of Directors, the Chairman shall have such duties and powers as set forth in these By-Laws. Subject to the powers conferred upon any Lead Director in accordance with Section 2.16, the Chairman shall preside over all meetings of the stockholders and the Board of Directors.  A Chairman shall be considered an officer of the Corporation unless designated as a non-executive Chairman of the Board by a resolution of the Board of Directors.

SECTION 4.7                                                  The Chief Executive Officer.  The Chief Executive Officer shall have general control and supervision of the policies and operations of the Corporation.  The Chief Executive Officer shall be a U.S. citizen. Subject to the direction of the Board of Directors, the Chief Executive Officer shall manage and administer the Corporation’s business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer of a corporation.  The Chief Executive Officer shall perform such other duties and have such other powers as the Board of Directors or (unless the Chairman is also the Chief Executive Officer) the Chairman may from time to time prescribe.

SECTION 4.8                                                  The Chief Operating Officer.   The Chief Operating Officer, subject to the authority of the Chief Executive Officer, shall have primary responsibility for, and authority with respect to, the management of the day-to-day business and affairs of the Corporation, to the extent prescribed by the Chief Executive Officer. The Chief Operating Officer shall have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

SECTION 4.9                                                  The President.   The President shall perform such duties and have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

SECTION 4.10                                            Vice Presidents.  The Vice Presidents shall have such designations and shall perform such duties and have such powers as the Board of Directors, the Compensation Committee or the Chief Executive Officer may from time to time prescribe.

SECTION 4.11                                            The Secretary.  The Secretary shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors, and shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by law. The Secretary shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to instruments when appropriate. The Secretary shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these By-Laws or as may be assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer.

SECTION 4.12                                            The Chief Financial Officer.  The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have responsibility for the overall supervision of the financial affairs of the Corporation. The Chief Financial Officer shall perform such other duties and exercise such other powers as are normally incident to the office of chief financial officer and as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.

SECTION 4.13                                            The Treasurer.  The Treasurer shall perform, in general, all duties incident to the office of treasurer and such other duties as may be specified in these By-Laws or as may be assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer, or the Chief Financial Officer.

SECTION 4.14                                            The General Counsel.  The General Counsel shall have responsibility for the legal affairs of the Corporation. The General Counsel shall perform such other duties and exercise such other powers as are normally incident to the office of general counsel and as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.

SECTION 4.15                                            Additional Officers.  The Board of Directors from time to time may delegate to the Chief Executive Officer or the President the power to appoint subordinate officers and to prescribe their respective rights, terms of office, authorities and duties. Any such officer may remove any such subordinate officer appointed by him or her, for or without cause.  The persons upon whom such titles are conferred shall not be deemed officers of the Corporation unless elected by the Board of Directors.

SECTION 4.16                                            Delegation of Authority.  The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

ARTICLE V

CAPITAL STOCK

SECTION 5.1                                                  Certificates of Stock, Uncertificated Shares.  The shares of capital stock of the Corporation may be either represented by certificates or uncertificated shares; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the capital stock of the Corporation shall be uncertificated shares. Any resolution of the Board of Directors providing for uncertificated shares shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Subject to Section 5.3 below, notwithstanding the adoption of such resolution by the Board of Directors, every holder of capital stock represented by certificates and, upon request, every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of, the Corporation, (a) by the Chairman, the Chief Executive Officer, the Chief Operating Officer, the President or a Vice President; and (b) by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws.

SECTION 5.2                                                  Signatures; Facsimile.  All signatures on the certificate referred to in Section 5.1 of these By-Laws may be in facsimile, engraved or printed form, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile, engraved or printed signature has been placed upon a certificate representing shares of capital stock of the Corporation shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

SECTION 5.3                                                  Lost, Stolen or Destroyed Certificates.  The Corporation may issue a new certificate in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 5.4                                                  Transfer of Stock.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares of stock, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the

Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on the certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the DGCL. Subject to the provisions of the Certificate of Incorporation and these By-Laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation. For so long as required by the rules of any exchange upon which the securities of the Corporation may be listed or traded, and except as may be required by the Certificate of Incorporation, the Corporation shall not close, and shall not permit to be closed, the transfer books on which transfers of such securities are recorded.

SECTION 5.5                                                  Registered Stockholders.  To the fullest extent permitted by law, prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares of capital stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

SECTION 5.6                                                  Transfer Agent and Registrar.  The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

ARTICLE VI

INDEMNIFICATION

To the fullest extent permitted by the laws of the State of Delaware:

SECTION 6.1                                                  Nature of Indemnity.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time during which this By-Law is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), the Chief Executive Officer, the President or any Executive Vice President, Senior Vice President or Vice President (each, an “Indemnified Officer”) or a director of the Corporation (each such Indemnified Officer or director of the Corporation hereinafter referred to as an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as an Indemnified Officer or a director, or in any other capacity while serving as an Indemnified Officer or a director, shall be indemnified and held harmless by the Corporation (and any successor of the Corporation by merger or otherwise) to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater indemnification rights than said law permitted the Corporation to provide prior to such amendment or modification), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to a person who has ceased to be an Indemnified Officer or a director and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in these By-Laws with respect to proceedings to enforce rights to indemnification and “advancement of expenses” (as defined below), the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

SECTION 6.2         Request for Indemnification.   To obtain indemnification under this By-Law, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification.  Upon written request by a claimant for indemnification, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows:  (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum of the Board of Directors consisting of Disinterested Directors (as hereinafter defined) or by a committee of Disinterested Directors appointed by the Board of Directors, or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors or a committee of Disinterested Directors is not obtainable or, even if obtainable, such quorum or committee of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors or a committee of Disinterested Directors so directs, by a majority vote of the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the proceeding for which indemnification is claimed a “Change of Control” (as defined in the Corporation’s Credit Facility with Bank of America N.A., as Administrative Agent, and the other lenders party thereto, as in effect on the effective date of the Joint Plan of Reorganization (as defined in the Certificate of Incorporation)), in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors.  If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) days after such determination.  A “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.  An “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this By-Law.

SECTION 6.3         Advance Payment of Expenses.  To the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater rights to advancement of expenses than said law permitted the Corporation to provide prior to such amendment or modification), an indemnitee shall also have the right (and shall be deemed to have a contractual right to have), without the need for any action by the Board of Directors, to be paid by the Corporation (and any successor of the Corporation by merger or otherwise) the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final adjudication (hereinafter an “advancement of expenses”), such advances to be paid by the Corporation within twenty (20) calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as an Indemnified Officer or a director (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article VI or otherwise.  The Board of Directors may authorize the Corporation’s counsel to represent such Indemnified Officer or director in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

SECTION 6.4         Procedure for Indemnification.  If, following final adjudication of a proceeding, a claim for indemnification under this Article VI is not paid in full by the Corporation within sixty (60) calendar days after a written claim pursuant to Section 6.2 has been received by the Corporation, or if, whether before or after final adjudication of a proceeding, a claim for an advancement of expenses pursuant to Section 6.3 is not paid in full by the Corporation within 20 calendar days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit, including without limitation reasonable attorneys’ fees. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Disinterested Directors, a committee of such Disinterested Directors, Independent Counsel, or its stockholders) to have made a determination that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Disinterested Directors, a committee of such Disinterested Directors, Independent Counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the Corporation.

If a determination shall have been made pursuant to Section 6.2 that the indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 6.4.  The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 6.4 that the procedures and presumptions of this By-Law are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this By-Law.

SECTION 6.5         Preservation of Other Rights.  The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or directors or otherwise.

SECTION 6.6         Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.  To the extent that the Corporation maintains any policy or policies providing such insurance, each indemnitee to which rights to indemnification have been granted in this Article VI, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such indemnitee.

SECTION 6.7         Employees and Agents.  The Corporation may, by action of the Board of Directors (whether pursuant to resolution or otherwise), provide indemnification and advance expenses to officers, employees and agents (in addition to Indemnified Officers and directors of the Corporation), to directors, officers, employees or agents of a subsidiary, and to each person serving as a director, officer, partner, member, employee or agent of another Corporation, partnership, limited liability company, joint venture, trust or other enterprise, at the request of the

Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of directors of the Corporation.

SECTION 6.8         Survival.  The rights conferred upon indemnitees in this Article VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

ARTICLE VII

OFFICES

SECTION 7.1         Registered Office.  The registered office of the Corporation in the State of Delaware shall be located at The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, New Castle County, Delaware 19801. The name and address of the Corporation’s registered agent at such address is The Corporation Trust Company.

SECTION 7.2         Other Offices.  The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE VIII

GENERAL PROVISIONS

SECTION 8.1         Facsimile Signatures.  In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-Laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

SECTION 8.2         Corporate Books.  The books of the Corporation may be kept outside of the State of Delaware at such place or places as the Board of Directors may from time to time determine.

SECTION 8.3         Fiscal Year.  The fiscal year of the Corporation shall be fixed by the Board of Directors.

SECTION 8.4         Seal.  The seal of the Corporation shall contain the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Delaware.” The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

ARTICLE IX

AMENDMENT OF BY-LAWS

SECTION 9.1         Amendment.  Subject to the provisions of this Section 9.1 and the Certificate of Incorporation, these By-Laws (including this Article IX) may be amended, altered or repealed:

(a)           by resolution adopted by a majority of the Board of Directors without a stockholder vote at any special or regular meeting of the Board of Directors if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; provided, however, that the amendment, alteration or repeal of the provisions of Sections 1.2, 1.15, 2.2(b), 2.3, 2.4 or 2.13 hereof or this Section 9.1 shall require the affirmative vote of the holders of two-thirds or more of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors; or

(b)           at any regular or special meeting of the stockholders upon the affirmative vote of the holders of a majority or more of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; provided, however, that the amendment, alteration or repeal of the provisions of Sections 1.2, 1.15, 2.2(b), 2.3, 2.4 or 2.13 hereof or this Section 9.1 shall require the affirmative vote of the holders of two-thirds or more of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

ARTICLE X

CONSTRUCTION

SECTION 10.1       Construction.  In the event of any conflict between the provisions of these By-Laws as in effect from time to time and the provisions of the Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.